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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 27, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of AFD Exchange Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
January 25, 2001


































00250163.AR8